UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

Northern Tier Energy LP

Northern Tier Energy LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-35612 333-178458	80-0763623 27-3005162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

38C Grove Street, Suite 100 Ridgefield, Connecticut		06877
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 244-6550

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Extension of Consent Expiration

On October 31, 2012, Northern Tier Energy LLC (the “Company”), a wholly-owned subsidiary of Northern Tier Energy LP, issued a press release announcing that it extended the expiration of the consent solicitation for its 10.50% Senior Secured Notes due 2017 (the “Consent Expiration”). The Consent Expiration, originally set for 5:00 p.m., New York City time, on October 30, 2012, has been extended to 5:00 p.m., New York City time on November 1, 2012, unless extended or earlier terminated by the Company in its sole discretion.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Offering of Senior Secured Notes

On November 1, 2012, the Company issued a press release announcing that intends to commence a private offering to eligible purchasers of approximately $275 million in aggregate principal amount of senior secured notes due 2020 (the “Notes”). Proceeds of the offering are expected to be used to fund a portion of its pending tender offer for any and all of its outstanding 10.50% Senior Secured Notes due 2017.

The Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated October 31, 2012.

99.2	Launch press release dated November 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Northern Tier Energy LP

	By:	Northern Tier Energy GP LLC, its general partner

Date: November 2, 2012	By:	/s/ Peter T. Gelfman
Peter T. Gelfman
Vice President, General Counsel and Secretary

Northern Tier Energy LLC

Date: November 2, 2012	By:	/s/ Peter T. Gelfman
Peter T. Gelfman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated October 31, 2012.

99.2	Launch press release dated October 31, 2012.